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                                                                   Exhibit 23.1

                                Consent of Independent Auditors


We consent to the reference to our firm in the Registration Statements (Form S-8 No. 33-98256, 33-66592 and 333-66255) pertaining to the 1995 Employee
Stock Purchase Plan, 1991 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan (1997) and to the incorporation by reference therein of our report dated March 18, 1999, with respect to the consolidated financial statements and schedule of Option Care, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Chicago, Illinois
March 26, 1999